UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)  August 9, 2012

NVE Corporation
(Exact name of registrant as specified in its charter)

Minnesota	000-12196	41-1424202
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

11409 Valley View Road, Eden Prairie, Minnesota	55344
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (952) 829-9217

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07. Submission of Matters to a Vote of Security Holders

     Our Annual Meeting of Shareholders was held August 9, 2012. Proxies for the meeting were solicited pursuant to Section 14(a) of the Exchange Act. All of our directors attended the meeting.

     The Annual Meeting was held for the following purposes: (1) to elect five directors to serve until the next Annual Meeting of Shareholders; (2) to approve named executive officer compensation as disclosed in our Proxy Statement; and (3) to ratify the selection of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending March 31, 2013.

     There were 4,824,745 shares of common stock entitled to vote at the meeting with a majority represented at the meeting. The Board of Directors recommended a vote for each of the Director nominees, and for Proposals 2 and 3. There was no solicitation in opposition. The affirmative vote of a plurality of the voting power was required for Proposal 1; a majority of the voting power was required to approve Proposals 2 and 3.

     Final voting results were as follows:
		Number of Shares
		Voted For	Withheld	Abstain
1.	To elect five directors to serve until the next Annual Meeting of Shareholders.
	Terrence W. Glarner	3,271,070	14,204	2,100
	Daniel A. Baker	3,272,743	12,531	2,100
	James D. Hartman	3,273,274	12,000	2,100
	Patricia M. Hollister	3,273,146	12,128	2,100
	Robert H. Irish	3,270,745	14,529	2,100

		Voted For	Voted Against	Abstain
2.	To approve named executive officer compensation as disclosed in our Proxy Statement.	3,254,607	18,349	14,418

		Voted For	Voted Against	Abstain
3.	To ratify the selection of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending March 31, 2013.	4,325,390	34,047	2,580

     Based on the results, each director nominee was reelected, named executive officer compensation was approved, and the selection of our independent registered public accounting firm was ratified.

SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date August 10, 2012	NVE CORPORATION (Registrant) /s/ CURT A. REYNDERS Curt A. Reynders Chief Financial Officer and Secretary